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                                                                    EXHIBIT 23.1


                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



         As independent chartered accountants, we hereby consent to the inclusion in this Form 8-K/A of our report dated May 20, 1998, except as to Notes 11(c) and 11(d), which is as of November 16, 1998, on the consolidated financial statements of Med-Tech Environmental Ltd as at and for the years ended March 31, 1998 and 1997, and to all references to our firm included in the Form 8-K/A.


                                                     COLLINS BARROW
                                                     CHARTERED ACCOUNTANTS


Toronto, Canada
May 20, 1998,
except as to Notes
11(c) and 11(d), which
is as of November 16, 1998




















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